UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549
__________________________

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): June 11, 2015

TECOGEN INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

001-36103	04-3536131
(Commission File Number)	(IRS Employer Identification No.)

45 First Avenue
Waltham, Massachusetts	02451
(Address of Principal Executive Offices)	(Zip Code)

(781) 622-1120
(Registrant's telephone number, including area code)

_______________________________________________

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07    Submission of Matters to a Vote of Security Holders.

The following proposals were submitted to stockholders of Tecogen Inc. (the "Company) at its 2015 Annual Meeting of Stockholders (the "Annual Meeting") held on June 11, 2015:

1.	To elect six directors to the Board of Directors of the Company to hold office for one year until the 2016 annual meeting or until their successors are duly elected and qualified.

2.	To approve the non-binding advisory vote on executive compensation ("say-on-pay").

3.	To approve the non-binding advisory vote on the frequency of future advisory votes on executive compensation.

4.	To ratify the appointment of Wolf & Company, P.C., as the Company's independent registered public accounting firm.
For more information about the forgoing proposals, see the Company's 2015 Proxy Statement.
The number of votes cast for and against, and the number of abstentions and broker non-votes with respect to each matter voted upon are set forth below:
1. Election of Directors

	For	Withheld	Against	Abstain	Not Voted
Angelina M. Galiteva	9,097,350	104,652	—	—	2,270,975
John N. Hatsopoulos	9,150,183	51,819	—	—	2,270,975
Charles T. Maxwell	9,097,350	104,652	—	—	2,270,975
Ahmed F. Ghoniem	9,097,350	104,652	—	—	2,270,975
Earl R. Lewis	9,178,255	23,747	—	—	2,270,975
Joseph E. Aoun	9,159,383	42,619	—	—	2,270,975
All of the nominees received a plurality of the votes cast by stockholders entitled to vote thereon and, therefore, Ms. Angelina M. Galiteva, Mr. John N. Hatsopoulos, Mr. Charles T. Maxwell, Mr. Ahmed F. Ghoniem, Mr. Earl R. Lewis, and Dr. Joseph E. Aoun were elected to serve as directors of the Company for terms of one year or until their resignation, or their successors are duly elected and qualified.
2. To approve the non-binding advisory vote on executive compensation ("say-on-pay").

	For	Against	Abstain	Not Voted
Executive Compensation	9,155,245	24,614	22,143	2,270,975
3. To approve the non-binding advisory vote on the frequency of future advisory votes on executive compensation.

	1 Year	2 Years	3 Years	Abstain	Not Voted
Frequency of vote	743,440	8,400	8,428,173	21,989	2,270,975
Based on the voting, the Company has decided the frequency of future votes on executive compensation shall be every 3 years.
4. Ratification of the appointment of Wolf & Company, P.C. to serve as independent registered public accountants for the fiscal year ending December 31, 2015

	For	Withheld	Against	Abstain
Wolf & Company, P.C.	11,333,015	—	117,952	22,010

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:    June 17, 2015

TECOGEN, Inc.

By:        /s/ David A. Garrison
David A. Garrison
Chief Financial Officer